EXHIBIT 99.2

FIRST AMENDMENT
TO
JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT
AND
SECURITY AND PLEDGE AGREEMENT
dated as of
January 10, 2008
among
DYNTEK, INC.,
DYNTEK SERVICES, INC.
and
TRUST A-4 – LLOYD I. MILLER

FIRST AMENDMENT TO JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT AND TO SECURITY AND PLEDGE AGREEMENT
     THIS FIRST AMENDMENT TO JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT AND TO SECURITY AND PLEDGE AGREEMENT (this “First Amendment”) dated as of January 10, 2008, is entered into among DYNTEK, INC., a Delaware corporation (the “Company”), DYNTEK SERVICES, INC., a Delaware corporation (the “Subsidiary” and, together with the Company, the “Debtors”), and Trust A-4 – Lloyd I. Miller (the “Purchaser”).
R E C I T A L S
     A. WHEREAS, the Company and the Purchaser are parties to that certain Junior Secured Convertible Note Purchase Agreement dated as of April 13, 2007 (the “Purchase Agreement”), pursuant to which, among other things, the Company has issued and sold to the Purchaser a Junior Secured Convertible Promissory Note in the aggregate principal amount of $5,000,000 (the “First Note”);
     B. WHEREAS, as a condition to the Purchaser’s obligations to enter into the Purchase Agreement and to extend credit to the Company thereunder, the Debtors executed and delivered that certain Security and Pledge Agreement (the “Security Agreement” and, collectively referred to herein with the Purchase Agreement and the Notes as the “Note Documents”), dated as of April 13, 2007, by and among the Debtors and the Purchaser as security for the payment and performance of all obligations of the Debtors to the Purchaser and to guarantee all of the obligations of the Debtors under the Purchase Agreement;
     C. WHEREAS, the Company wishes to issue and sell to the Purchaser an additional junior secured convertible promissory note in the initial principal amount of $1,800,000 (the “Second Note”), pursuant to the same terms and conditions as provided for the First Note in the Purchase Agreement, as amended herein;
     D. WHEREAS, the Company and the Purchaser have agreed that to satisfy the purchase and sale of the Second Note, the Purchaser shall deliver to the Company $1,800,000 less the Purchaser’s reasonable estimated expenses to be paid by the Company pursuant to Section 7.01 of the Purchase Agreement, and the Company (upon receipt of same) shall issue in consideration thereof the Second Note; and
     E. WHEREAS, in order to satisfy the foregoing, both the Debtors and the Purchaser have agreed to amend certain provisions of the Purchase Agreement and update the Disclosure Schedules to the Note Documents and the Debtors have also agreed to ratify and affirm all of their respective obligations under the Note Documents.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Purchase Agreement.
     Section 2. Amendments to Purchase Agreement.
2.1 Amendments to Introductory Recital
     (a) The definition of “Agreement” is hereby amended in its entirety to read as follows:
            “Agreement” means this Junior Secured Convertible Note Purchase Agreement, dated as of April 13, 2007, between the Company and the Purchaser, as amended by the First Amendment, and as the same may be amended, modified, supplemented or restated from time to time in accordance herewith.
     (b) The definition of “First Amendment” is hereby inserted to read as follows:
            “First Amendment” means the First Amendment to Junior Secured Convertible Note Purchase Agreement, dated as of January 10, 2008, by and among the Debtors and the Purchaser.
2.2 Further Amendments to Purchase Agreement
     (a) Section 1.01 of the Purchase Agreement is hereby amended in its entirety to read as follows:
     “The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase, as of April 13, 2007, the Company’s Junior Secured Convertible Promissory Note (the “First Note”), due April 13, 2012 (the “Note Maturity Date”), in the initial aggregate principal amount of $5,000,000.00. The First Note will be substantially in the form set forth in Exhibit A hereto. The Company shall issue to the Purchaser a subsequent Junior Secured Convertible Promissory Note, dated as of the date of the First Amendment, in the initial aggregate principal amount of $1,800,000 (the “Second Note”), due on the Note Maturity Date. The Second Note will be substantially in the form set forth in Exhibit B hereto. The First Note and the Second Note shall each be referred to herein as a “Note” and collectively referred to as the “Notes,” which term will also include any notes delivered in exchange or replacement therefor. All references to a Note in the Note Documents shall be deemed to be references to the respective First Note and the Second Note. The closing of the purchase and sale of the First Note (the “First Closing”) will be held at the office of Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Newport Beach, Suite 1600, CA 92660, on April 13, 2007 (the “First Closing Date”) at 10:00 A.M., Pacific Time, or at such other time and place as the Company and the Purchaser mutually agree upon, and the closing of the purchase and sale of the Second Note (the “Second Closing”) will be held at the office of Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Newport Beach, Suite 1600,

CA 92660, on January 10, 2008 (the “Second Closing Date”) at 10:00 A.M., Pacific Time, or at such other time and place as the Company and the Purchaser mutually agree upon. The term “Closing” shall apply to the First Closing and the Second Closing, unless otherwise specified, and the term Closing Date shall apply to the First Closing Date and the Second Closing Date, unless otherwise specified. At the First Closing, the Company will issue and deliver to the Purchaser one Note payable to the order of the Purchaser, in the principal amount of $5,000,000.00, against delivery to the Company of cash in the aggregate amount of $5,000,000, less the Purchaser’s reasonable estimated expenses to be paid by the Company pursuant to Section 7.01, which shall be payable to the Company by check, wire transfer, or delivery or transference of such sum to the Company by any combination of such methods of payment. At the Second Closing, the Company will issue and deliver to the Purchaser one Note payable to the order of the Purchaser, in the initial aggregate principal amount of $1,800,000.00, against delivery to the Company of cash in the aggregate amount of $1,800,000, less the Purchaser’s reasonable estimated expenses to be paid by the Company pursuant to Section 7.01, which shall be payable to the Company by check, wire transfer, or delivery or transference of such sum to the Company by any combination of such methods of payment.”
     (b) The column in Schedule I which states the Principal Amount of Junior Notes to be Purchased is hereby amended to state “$6,800,000” instead of “$5,000,000.”
     (c) The third sentence in Section 1.03 of the Purchase Agreement is hereby amended in its entirety to read as follows:
     “The first Interest Payment Date with respect to the First Note will be June 30, 2007, and the first Interest Payment Date with respect to the Second Note will be March 31, 2008.”
     (d) Section 1.05 of the Purchase Agreement is hereby amended in its entirety as follows:
     “All or any part of the principal plus accrued but unpaid interest on the First Note and the Second Note may be converted at any time into a number of fully paid and nonassessable shares of Common Stock of the Company, at the sole option of the Holder, pursuant to the terms and conditions of conversion set forth in the First Note and the Second Note. The conversion price of each of the First Note and Second Note shall be $0.08, subject to adjustment pursuant to the terms thereof. The Company acknowledges and agrees that the conversion price of each of those certain Junior Secured Convertible Promissory Notes, issued on March 8, June 15 and September 26, 2006, and April 13, 2007, respectively, shall be reduced from $0.175 to $0.08 in accordance with their terms.”
     (e) Article VI (Registration Rights) of the Purchase Agreement is deleted in its entirety and replaced with “Intentionally left blank.”
     Section 3. Amendments to Security Agreement.

     (a) The definition of “Junior Note” is hereby amended in its entirety to read as follows:
     The term “Junior Note” shall apply to that certain Junior Secured Convertible Promissory Note in the initial principal amount of $5,000,000, dated as of April 13, 2007, issued by the Company to the Purchaser, and to that certain Junior Secured Convertible Promissory Note in the initial principal amount of $1,800,000, dated as of January 10, 2008, issued by the Company to the Purchaser.”
     Section 4. Updated Disclosure Schedules. The Disclosure Schedules to the Note Documents are updated where necessary as set forth in Exhibit A to this First Amendment (the “Updated Disclosure Schedules”). Such modifications are not intended and do not remove any information that had previously been disclosed by the Debtors pursuant to the Disclosure Schedules furnished on April 13, 2007. The Debtors hereby represent and warrant to the Purchaser that all of the information set forth in the Disclosure Schedules as modified and supplemented by the Updated Disclosure Schedules is true, correct and complete in its entirety.
     Section 5. Registration Rights Agreement. Concurrently with the execution of this First Amendment, the parties hereto, Lloyd I. Miller, III (“Miller”), Milfam II L.P., Riley Investment Partners Master Fund, L.P. (“Riley”), and B. Riley & Co., Inc. are entering into a Registration Rights Agreement (the “Registration Rights Agreement”) which shall govern the rights of the parties thereto to cause the Company to register for resale the shares of Common Stock of the Company issuable upon the exercise of the First and Second Notes and other certain shares of Common Stock issued or issuable by the Company to the parties thereto, including without limitation, the shares issuable by the Company to Miller and Riley upon exercise of those certain 19.9% warrants, dated March 8, 2006, as amended, as more particularly described in the Registration Rights Agreement. The Company will use its commercially reasonable best efforts to comply at all times with all of the terms and conditions of the Registration Rights Agreement.
     Section 6. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions are satisfied (the “Effective Date”):
     (a) no Event of Defaults nor a breach of any representations and warranties by the Debtors shall have occurred and be continuing as of the Effective Date under the Note Documents (including after giving effect to the terms of this First Amendment);
     (b) the parties shall have received this First Amendment duly and validly delivered and executed on behalf of the Debtors and the Purchaser;
     (c) Purchaser will have received an opinion of the Company’s counsel, dated the Effective Date, with respect to legal matters customary for transactions of this type, in a form reasonably acceptable to Purchaser and counsel for Purchaser;

     (d) Purchaser shall have received the Registration Rights Agreement duly and validly delivered and executed on behalf of the Company;
     (e) the Company’s representations and warranties contained herein will be true, complete and correct in all respects on and as of the Effective Date, and the Chief Financial Officer of the Company will have certified to such effect to Purchaser in writing;
     (f) the Company will have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Effective Date and the Chief Financial Officer of the Company will have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Section 6 have been satisfied;
     (g) all corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Purchaser and their counsel, and Purchaser and their counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;
     (h) Purchaser and its counsel will have received copies of the following documents (i) a certificate of the Secretary of State of Delaware dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary, (ii) a certificate of the Secretary of the Company dated the date hereof certifying: (A) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this First Amendment, the issuance, sale and delivery of the Second Note, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this First Amendment; and (B) to the incumbency and specimen signature of each officer of the Company executing any of this First Amendment, the Second Note and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause; and (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or their counsel reasonably may request. All such documents will be satisfactory in form and substance to the Purchaser and their counsel; and
     (i) the Company shall have issued and delivered the Second Note, dated the date hereof, in the initial aggregate principal amount of $1,800,000 to the address and attention as designated by the Purchaser.
Upon satisfaction of the foregoing conditions and receipt of the Second Note, the Purchaser shall deliver to the Company $1,800,000 less the Purchaser’s reasonable estimated expenses to be paid by the Company pursuant to Section 7.01 of the Purchase Agreement.

           Section 7. Miscellaneous.
     7.1 Confirmation. The provisions of the Note Documents, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
     7.2 Ratification and Affirmation; Representations and Warranties. The Debtors each hereby (a) acknowledge the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Purchaser that as of the date hereof, after giving effect to the terms of this First Amendment: (i) unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date, all of the representations and warranties contained in each Note Document to which it is a party are true and correct, including without limitation, the information contained in the updated Disclosure Schedules of the Note Documents attached hereto as Exhibit A, and (ii) no Event of Default under the Purchase Agreement nor Default under the Security Agreement has occurred and is continuing. Without limiting the generality of the foregoing, each Debtor hereby acknowledges and agrees that the Security Interest (as defined in the Security Agreement) continues to secure the payment and performance of the Obligations (as defined in the Security Agreement), including, without limitation, the Second Note. The Company further represents and warrants to the Purchaser that from and after the date of the Purchase Agreement until the date of this First Amendment, no changes have been made to the Certificate of Incorporation of the Company nor the Bylaws of the Company.
     7.3 Reference to Note Documents. Upon the effectiveness of this First Amendment, each reference in the Purchase Agreement or the Security Agreement, as applicable, to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Purchase Agreement or the Security Agreement, as applicable, as amended by this First Amendment.
     7.4 Breach of First Amendment. This First Amendment shall be part of the Purchase Agreement and the Security Agreement and a breach in any material respect of any representation, warranty or covenant herein shall constitute an Event of Default or a Default, as applicable.
     7.5 Further Assurances. The parties agree to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the Purchaser may reasonably request to effectuate the intent and purposes, and carry out the terms, of this First Amendment.
     7.6 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

     7.7 ENTIRE AGREEMENT. THIS FIRST AMENDMENT, THE PURCHASE AGREEMENT, THE RELATED SCHEDULES AND EXHIBITS THERETO, THE REGISTRATION RIGHTS AGREEMENT, THE NOTES, THE 19.9% WARRANTS AND THE OTHER NOTE DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
     7.8 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

DEBTORS: DYNTEK, INC.
By:
Casper W. Zublin, Jr.
Chief Executive Officer

DYNTEK SERVICES, INC.
By:
Casper W. Zublin, Jr.
Chief Executive Officer

PURCHASER:
TRUST A-4 — LLOYD I. MILLER
By: PNC Bank, National Association,
as Trustee

By:

Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee

EXHIBIT A
UPDATED DISCLOSURE SCHEDULES TO EACH OF THE NOTE DOCUMENTS

UPDATED DISCLOSURE SCHEDULES TO AMENDED JUNIOR SECURED
CONVERTIBLE NOTE PURCHASE AGREEMENT
     These Updated Disclosure Schedules are being furnished pursuant to that certain Junior Secured Convertible Note Purchase Agreement, dated as of April 13, 2007, by and among the Company and Trust A-4 – Lloyd I. Miller (the “Purchaser”) named therein (the “Purchase Agreement”), as amended by that certain First Amendment to Junior Secured Convertible Note Purchase Agreement and Security and Pledge Agreement, dated as of January 10, 2008, by and among the Company, DSI and the Purchaser (the “First Amendment” and collectively with the Purchase Agreement, referred to herein as the “Amended Purchase Agreement”). The Updated Disclosure Schedules only update the Disclosure Schedules furnished to the Purchasers on April 13, 2007 and do not restate the Disclosure Schedules in their entirety.
     Each Section below qualifies the correspondingly numbered section or subsection thereof in Article IV of the Amended Purchase Agreement, as applicable. Terms of documents summarized herein are qualified in their entirety by the documents themselves, provided that nothing is misleading in such summaries. The titles and headings used herein are for reference purposes only and shall not in any manner limit the construction of these Schedules, and any disclosure made under any subheading hereunder is deemed made for all provisions of that corresponding section in the Amended Purchase Agreement.

Section 2.08
Material Changes
(iii) (a) On July 1, 2007, the Company entered into an asset purchase agreement for substantially all of the assets of Coast Business Solutions, Inc. In consideration of the purchased assets, the Company paid approximately $200,000 to the sellers at closing.

Section 2.09
Litigation
(1) On or about July 19, 2006, Pangaea Education Systems, LLC (“Pangaea”) filed a lawsuit in District Court for the Middle District of Florida against DSI alleging unfair competition, reverse passing off, misappropriation of trade secrets, copyright infringement and breach of contract arising out of services performed in 2003. On September 11, 2007 the Company entered into a settlement agreement with Pangaea and in exchange for a complete release from any further liability, the Company agreed to pay $47,500 to Pangaea.
(2) On March 6, 2007, the Company was served with a subpoena to produce certain enumerated business records regarding the Company’s contractual relationship with the New York City Department of Education. The Company has complied with this subpoena and produced responsive documents on April 2, 2007. The New York City Department of Education is conducting an investigation of the computer consulting services provided by the Company to determine whether such services were provided in conformity with the contractual prohibition against the Company contracting with a subcontractor to perform such consulting work for the New York City Department of Education. Based on its contract with the New York City Department of Education and the parties’ custom and practice, the Company believes it has acted in accordance with its contract with the New York City Department of Education. However, an ambiguity exists as to the meaning of the term “subcontractor,” which may result in a finding that there has been work contracted with the Company that was performed by a “subcontractor.” In light of the ambiguity of the term “subcontractor” and the parties’ custom and practice, such a finding does not necessarily mean that the Company has breached its contract with the New York City Department of Education. To date, no suit has arisen from the New York City Department of Education’s investigation and no monetary demands have yet been made.

UPDATED DISCLOSURE SCHEDULES TO SECURITY AND PLEDGE AGREEMENT
     These Updated Disclosure Schedules are being furnished pursuant to that certain Security and Pledge Agreement, dated as of April 13, 2007, by and among the Company, DSI and Trust A-4 – Lloyd I. Miller (the “Purchaser”) named therein (the “Security Agreement”), as amended by that certain First Amendment to Junior Secured Convertible Note Purchase Agreement and Security and Pledge Agreement, dated as of January 10, 2008, by and among the same parties (the “First Amendment” and collectively with the Security Agreement, referred to herein as the “Amended Security Agreement”). The Updated Disclosure Schedules only update the Disclosure Schedules furnished to the Purchaser on April 13, 2007 and do not restate the Disclosure Schedules in their entirety.
     Each Section below qualifies the correspondingly numbered section or subsection thereof in Article IV of the Amended Purchase Agreement, as applicable. Terms of documents summarized herein are qualified in their entirety by the documents themselves, provided that nothing is misleading in such summaries. The titles and headings used herein are for reference purposes only and shall not in any manner limit the construction of these Schedules, and any disclosure made under any subheading hereunder is deemed made for all provisions of that corresponding section in the Amended Purchase Agreement.

Schedule B
Commercial Tort Claims
     (1) On or about July 19, 2006, Pangaea Education Systems, LLC (“Pangaea”) filed a lawsuit in District Court for the Middle District of Florida against DSI alleging unfair competition, reverse passing off, misappropriation of trade secrets, copyright infringement and breach of contract arising out of services performed in 2003. On September 11, 2007 the Company entered into a settlement agreement with Pangaea and in exchange for a complete release from any further liability, the Company agreed to pay $47,500 to Pangaea.